Exhibit 99.1

STOCKERYALE, INC.

Amendment to 2004 Stock Option and Incentive Plan

Pursuant to Section 15 of the 2004 Stock Option and Incentive Plan (the “Plan”), of StockerYale, Inc., a Massachusetts corporation (the “Corporation”), the Board of Directors of the Corporation hereby adopts the following amendment to the Plan:

1. Section 5(c) of the Plan, titled “Stock Options Granted to Independent Directors” (which is mistakenly labeled “Section 5(b)” in the Plan) is hereby deleted in its entirety.

2. Except as expressly set forth herein, no other provision of the Plan is amended and the Plan shall remain in full force and effect.

Date Approved by Board of Directors: May 23, 2005